SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2024

PROVIDENT BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-39090	84-4132422
(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

5 Market Street, Amesbury, Massachusetts	01913
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 834-8555

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock	PVBC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 9, 2024, Provident Bancorp, Inc. (the “Company”), the holding company for BankProv (the “Bank”), and Carol L. Houle, Co-President and Co-Chief Executive Officer, and Chief Financial Officer of the Company and the Bank, entered into a separation and release agreement (the “Agreement”) whereby Ms. Houle will separate from her employment with the Company and the Bank, effective February 9, 2024.
Pursuant to the Agreement, the Bank will pay Ms. Houle $576,732 in a lump sum, subject to any required regulatory approval or non-objection.  Ms. Houle will receive her vested and accrued benefits under her Supplemental Executive Retirement Agreement in accordance with the terms of that agreement.  Ms. Houle will also be able to exercise all vested stock options in accordance with the terms of the stock options.  Ms. Houle will forfeit all unvested shares of restricted stock and all unvested stock options upon her departure.  The Agreement, a copy of which is enclosed as Exhibit 10.1 hereto and incorporated herein by reference, includes confidentiality, non-disparagement, and release of claims provisions.  The foregoing summary is qualified in its entirety by the full text of the Agreement.
On February 8, 2024, the Boards of Directors of the Company and the Bank confirmed the continuation of Joseph B. Reilly as sole President and Chief Executive Officer, effective upon Ms. Houle's separation from employment.  Mr. Reilly has served as Co-President and Co-Chief Executive Officer of the Company and the Bank since January 1, 2023.  Prior to that appointment, Mr. Reilly had served as the Chairman of the Board of the Company and the Bank beginning in 2019, and Mr. Reilly previously had more than 35 years of experience in the New Hampshire banking industry.  He was the Co-Founder and President/CEO of Centrix Bank, which merged with Eastern Bank in 2014.  Prior to Centrix, Mr. Reilly held positions at Bank of New Hampshire, TD Bank, Centerpoint Bank and Fleet Bank.  Mr. Reilly is a former Chairman and Director of the New Hampshire Bankers Association (NHBA); Chairman of the NHBA Legislative Committee; State of New Hampshire Captain for Team 21, a national organization of the American Bankers Association (ABA); and a member of the Government Relations Council of the ABA.  Mr. Reilly has also served in numerous not-for-profit board leadership positions.
A description of Mr. Reilly’s compensation arrangements with the Company and the Bank can be found in the Definitive Proxy Statement for the Company’s 2023 Annual Meeting of Stockholders, filed with the U.S. Securities and Exchange Commission on April 18, 2023.
Mr. Reilly is not a party to any transaction with the Company or the Bank that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits
Exhibit Description
10.1 104.1	Separation Agreement and Full and Final Release of Claims with Carol L. Houle Cover Page for this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROVIDENT BANCORP, INC.

DATE: February 9, 2024	By:	/s/ Joseph B. Reilly
Joseph B. Reilly
President and Chief Executive Officer